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                                                                     EXHIBIT 5.1



                                BROAD AND CASSEL
                                ATTORNEYS AT LAW
                                  MIAMI CENTER
                          201 SOUTH BISCAYNE BOULEVARD
                                   SUITE 3000
                              MIAMI, FLORIDA 33131
                             TELEPHONE: 305.373.9400
                             FACSIMILE: 305.373.9443
                             www.broadandcassel.com





                                 January 8, 2002





Newport International Group, Inc.
11863 Wimbledon Circle, Suite 418
Wellington, FL  33414


      Re: Newport International Group, Inc., a Delaware corporation (the "Company") Registration Statement on Form SB-2

Ladies and Gentlemen:

      You have requested our opinion with respect to the 754,240 shares (collectively, the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), offered by certain selling shareholders, included in a Registration Statement on Form SB-2, File No. 333-68836, as amended (the "Form SB-2"), filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

      As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents as we may deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

      Based on, and subject to the foregoing, we are of the opinion that the Shares being registered in the Form SB-2 have been duly and validly issued, and are fully paid and nonassessable.


      In rendering the opinions expressed below, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the Delaware General Corporation Law, including the statutes and constitution of the State of Delaware as in existence on the date

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Newport International Group, Inc.
January 8, 2002
Page 2





hereof and the reported judicial decisions interpreting such statutes and constitution, and the securities laws of the United States of America referred to herein.


      We hereby consent to the filing of this opinion letter as an exhibit to the Form SB-2. We also consent to the use of our name under the caption "Legal Matters" in the prospectus constituting part of the Form SB-2. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                       Very truly yours,


                                       /s/ Broad and Cassel


                                       BROAD AND CASSEL